UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2012

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2012, RAIT CRE Conduit I, LLC ("RCCI"), a subsidiary of RAIT Financial Trust ("RAIT"), entered into a master repurchase agreement with Column Financial, Inc. ("Column"), a subsidiary of Credit Suisse AG, pursuant to which RCCI may sell, and later repurchase, commercial mortgage loans and other assets meeting defined eligibility criteria which are approved by Column in its sole discretion ("Eligible Assets"), in an aggregate principal amount of up to $150 million in a revolving facility (the "Column Facility"). RAIT expects to use the Column Facility primarily to fund CMBS eligible bridge loans RAIT originates for sale into future CMBS securitizations. The expiration date of the Column Facility is December 13, 2013; provided that RCCI may request two extensions of 364 days each, which may be approved by Column in its sole discretion and shall be subject to specified conditions and the payment of an extension fee. The purchase price paid by Column for any Eligible Asset it purchases is based on its defined asset value. RCCI will pay Column a monthly amount equal to a defined price differential for the immediately preceding pricing period and, upon RCCI’s repurchase of a purchased Eligible Asset, RCCI is required to repay Column the purchase price related to such loan plus any unpaid price differential and any applicable exit fee.

The Column Facility contains margin call provisions that provide Column with certain rights where the applicable percentage of the asset value of the purchased assets under the Column Facility is less than the purchase price for such assets. Under these circumstances, Column may require RCCI to transfer cash in an amount sufficient to eliminate any margin deficit. The Column Facility is fully guaranteed by RAIT and requires RAIT to maintain various financial and other covenants.

The Column Facility contains events of default (subject to certain materiality thresholds and grace periods) customary for this type of transaction, including payment failures; cross defaults in defined circumstances where RCCI, RAIT or any of their significant affiliates are in default under (i) any indebtedness, in the aggregate, in excess of $100,000 of RCCI and $2,500,000 of RAIT or any of their significant affiliates or (ii) any other contract or contracts, in the aggregate in excess of $100,000 to which RCCI is a party and $2,500,000 to which RAIT or any of their significant affiliates is a party; bankruptcy or insolvency; defined material adverse changes to RCCI, RAIT or any of their respective significant affiliates; breaches of representations, covenants or obligations; breaches of RAIT’s guaranty; the occurrence of a defined change in control; final judgments in excess of $100,000 against RCCI and $2,500,000 against RAIT; defined governmental condemnation actions; and failure by RAIT to maintain its status as a real estate investment trust ("REIT"). The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Column Facility and the liquidation by Column of the purchased Eligible Assets then subject to the Column Facility. The Column Facility also provides for limitations on RAIT’s ability to make distributions after the occurrence and during the continuation of any event of default; provided that RAIT is permitted to pay any such dividends in order to meet its REIT distribution requirements.

The foregoing description of the Column Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Column Facility and RAIT’s related guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

On December 18, 2012, the third sale (the "Third Draw Down") of securities by RAIT to ARS VI Investor I, LLC (the "Investor") contemplated by the Securities Purchase Agreement (the "Purchase Agreement") dated as of October 1, 2012 among RAIT, its subsidiaries RAIT Partnership, L.P., Taberna Realty Finance Trust and RAIT Asset Holdings IV, LLC, and the Investor was consummated. The Purchase Agreement and the transactions contemplated thereunder were previously reported in RAIT’s Current Report on Form 8-K (the "Prior 8-K") filed with the Securities and Exchange Commission on October 4, 2012.

At the Third Draw Down, RAIT sold the following securities to the Investor for an aggregate purchase price of $25.0 million:

• 1,000,000 of RAIT’s Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series D Preferred Shares");

• Common Share Purchase Warrants (the "Warrants") exercisable for 2,482,750 of RAIT’s common shares of beneficial interest, par value $0.03 per share (the "Common Shares"); and

• Common Share Appreciation Rights (the "SARs") exercisable with respect to 1,683,916.75 Common Shares.

After giving effect to the Third Draw Down, the following RAIT securities have been issued and remain issuable pursuant to the Purchase Agreement, in the aggregate: (i) 2,600,000 Series D Preferred Shares have been issued and 1,400,000 Series D Preferred Shares remain issuable; (ii) Warrants exercisable for 6,455,150 Common Shares have been issued and Warrants exercisable for 3,475,850 Common Shares remain issuable; and (iii) SARs exercisable with respect to 4,378,183.55 Common Shares have been issued and SARs exercisable for 2,357,483.45 Common Shares remain issuable. The number of Common Shares underlying the Warrants and SARs and relevant exercise price are subject to adjustment in defined circumstances. RAIT expects such adjustments to occur as a result of the issuance of Common Shares by RAIT in connection with its offering of Common Shares beginning December 17, 2012.

After giving effect to the Third Draw Down, the aggregate purchase price paid for the securities issued is $65.0 million and the aggregate purchase price payable for the issuable securities is $35.0 million. The obligation of the Investor to purchase such issuable securities under the Purchase Agreement is subject to customary closing conditions and terminates if any defined draw down termination event occurs. RAIT expects to use the net proceeds from the Third Draw Down to fund its origination and investment activities, including CMBS loans and bridge loans.

Disclosure concerning the other terms and conditions of the Series D Preferred Shares, the Warrants and the SARs, the transfer and registration thereof and of the securities underlying the Warrants and the Series D Preferred Shares and the covenants in the Purchase Agreement and the Series D Preferred Shares, the Warrants and the SARs is incorporated by reference from the Prior 8-K. The above summaries of the Warrants and SARs issued at the Third Draw Down do not purport to be complete and are qualified in their entirety by the Warrants and SARs attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein. The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Andrew M. Silberstein serves as a Trustee on RAIT’s Board of Trustees as the Investor Board Designee (as defined in the Prior 8-K). Mr. Silberstein is an equity owner of Almanac Realty Investors, LLC ("Almanac") and the President of the Investor and holds indirect equity interests in the Investor. At each closing under the Purchase Agreement, RAIT is required to pay Almanac or its designee a fee equal to 4% of the amount funded at that closing. In connection with the Third Draw Down, RAIT paid Almanac a fee of $1,000,000. In addition, a subsidiary of RAIT receives fees for managing a securitization collateralized, in part, by $25.0 million of trust preferred securities issued by Advance Realty Group and an affiliate of Almanac owns an interest in Advance Realty Group and Almanac receives fees in connection with this interest.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The consummation of the Third Draw Down was made pursuant to the private placement exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated by the SEC thereunder. The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

December 18, 2012	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Common Share Purchase Warrant No. 3 dated December 18, 2012 issued by RAIT Financial Trust to ARS VI Investor I, LLC (the “Investor”).
4.2	Common Share Appreciation Right No. 3 dated December 18, 2012 issued by RAIT Financial Trust to the Investor.
10.1	Master Repurchase Agreement, dated as of December 14, 2012 among RAIT CRE Conduit I, LLC, as seller, RAIT Financial Trust, as guarantor, and Column Financial, Inc., as buyer.
10.2	Guaranty Agreement, dated as of December 14, 2012, of RAIT Financial Trust in favor of Column Financial, Inc.